Exhibit 4-269
DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE

SUPPLEMENTAL INDENTURE
DATED AS OF MAY 15, 2011

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001
PROVIDING FOR
2011 SERIES C FLOATING RATE NOTES DUE 2013

     SUPPLEMENTAL INDENTURE, dated as of the 15th day of May, 2011, between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”);
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Original Indenture”), as amended, supplemented or modified (as so amended, supplemented or modified, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities; and
     WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, senior debt securities pursuant to the Original Indenture; and
     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the “2011 Series C Floating Rate Senior Notes due 2013”; and
     WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;
     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE ONE
DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
     SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:
     “Business day” means any day other than a Saturday or Sunday or a day on which commercial banks in the State of New York are required or authorized by law or executive order to be closed, provided that, with respect to the Notes, the day is also a London business day.

     “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:
     (1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Bloomberg US0003M Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.
     (2) With respect to an Interest Determination Date on which no rate appears on Bloomberg US0003M Page, as specified in (1) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding interest reset date.
     “Bloomberg US0003M Page” means the display designated on page “US0003M” on Bloomberg (or such other page as may replace the US0003M page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).
     “Interest Determination Date” means, with respect to any interest reset date, the second London business day prior to the applicable interest reset date; provided that the initial Interest Determination Date shall be May 24, 2011.
     “Interest reset date” shall have the meaning set forth in Section 205(e).
     “London business day” means any day on which dealings in United States dollars are transacted in the London interbank market.

     SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.
ARTICLE TWO
TITLE AND TERMS OF THE SECURITIES
     SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company’s “2011 Series C Floating Rate Notes due 2013” (the “Notes”). The Stated Maturity on which the principal of the Notes shall be due and payable will be June 3, 2013.
     SECTION 202. Rank. The Notes shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.
     SECTION 203. Variations from the Original Indenture. Section 1009 of the Original Indenture shall be applicable to the Notes. Section 403(2) and Section 403(3) shall be applicable to the Notes; the Company’s obligations under Section 1009, without limitation, shall be subject to defeasance in accordance with Section 403(3).
     SECTION 204. Amount and Denominations; DTC.
     (a) The aggregate principal amount of the Notes that may be issued under this Supplemental Indenture is limited initially to $300,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, “reopen” the Notes so as to increase the aggregate principal amount of the Notes Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding. No additional Notes may be issued if an Event of Default has occurred. The Notes shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The Notes will initially be issued in global form (the “Global Notes”) under a book-entry system, registered in the name of The Depository Trust Company, as depository (“DTC”), or its nominee, which is hereby designated as “Depositary” under the Indenture.
     (b) Further to Section 305 of the Original Indenture, any Global Note shall be exchangeable for Notes registered in the name of, and a transfer of a Global Note may be registered to, any Person other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. Upon the occurrence in respect of a Global Note of any or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Note may be exchanged for Notes registered in the name of, and the transfer of such Global Note may be registered to, such Persons (including Persons other than the Depositary and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.
SECTION 205. Terms of the Notes.
     (a) The Notes shall bear interest from the date of original issuance at the rates determined by the calculation agent as described below from May 26, 2011, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on the Notes will be payable quarterly, in arrears, on March 3, June 3, September 3 and December 3 of each year (each such date, an “Interest Payment Date”), beginning on September 3, 2011, to the Holders of record at the close of business on the fifteenth calendar day (whether or not a business day) prior to the applicable Interest Payment Date (each such date, a “Regular Record Date”); provided, that so long as the Notes are registered in the name of DTC, its nominee or a successor depositary, the Regular Record Date for interest payable on any Interest Payment Date shall be the close of business on the Business Day immediately preceding such Interest Payment Date for the Notes so registered; and provided, further, that interest to be paid on the maturity date will be payable to the person to whom the principal will be payable.
     (b) Any interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if this Note is a Global Note and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.
     (c) Interest on the Notes will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly interest period. The accrued interest for any period will be calculated by multiplying the principal amount of the Notes by an accrued interest factor. The accrued interest factor will be computed by adding the interest factor calculated for each day in the period to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) will be computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable on such date by 360.
     (d) Interest on the Notes will accrue from and including the original issuance date, to but excluding the first Interest Payment Date and then from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, or maturity date, as the case may be. If any Interest Payment Date (other than the maturity date) and interest reset date falls (as defined below) on a day that is not a Business Day, that Interest Payment Date and interest reset date will be postponed to the next day that is a business day. If the postponement would cause the day to fall in the next calendar month the Interest Payment Date and interest reset date will be the immediately preceding Business Day. If an Interest Payment Date that falls on the maturity date falls on a day that is not a Business Day, the payment will be made on the next business day (whether or not the postponement would cause the day to fall in the next calendar month) as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after the maturity date to the date the payment is made.
     (e) The initial interest rate for the period from and including May 26, 2011 to the first Interest Payment Date will be equal to the three-month LIBOR rate as of the initial Interest Determination Date (May 24, 2011) plus 0.70%. Interest on the Notes for subsequent quarterly periods will be reset on each Interest Payment Date (each of these dates is called an “interest reset date”), beginning on September 3, 2011, based on the three-month LIBOR rate as of the Interest Determination Date plus 0.70%. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
     (f) The calculation agent will, upon the request of a Holder of the Notes, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of Notes. The Trustee will serve as the calculation agent until such time as the Company appoints a successor calculation agent.
     (g) All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).
     (h) The Notes will mature on June 3, 2013 and will not be subject to redemption prior to maturity. The Notes will not be entitled to the benefits of a sinking fund or be subject to repurchase at the option of the Holder.
     (i) The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

     SECTION 206. Form of Notes. Attached hereto as Exhibit A is the form of the Notes.
ARTICLE THREE
MISCELLANEOUS PROVISIONS
     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.
     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
     This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

DTE ENERGY COMPANY
By:	/s/ N. A. Khouri
	Name:	N.A. Khouri
	Title:	Vice President and Treasurer

ATTEST:

By:	/s/ Lisa A. Muschong
	Name:	Lisa A. Muschong
	Title:	Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Alexis M. Johnson
	Name:	Alexis M. Johnson
	Title:	Authorized Officer

EXHIBIT A
FORM OF NOTE
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO.:	$300,000,000
NO. R-
DTE ENERGY COMPANY
2011 SERIES C FLOATING RATE NOTES DUE 2013
     DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $300,000,000 on June 3, 2013 (“Stated Maturity” with respect to the principal of this Note), and to pay interest thereon from May 26, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 3, June 3, September 3 and December 3 in each year (each, an “Interest Payment Date”), commencing September 3, 2011, and at Stated Maturity at the rate determined on the most recent Interest Determination Date (as defined below), until the principal hereof is paid or made available for payment, provided that any principal hereof or premium, if any, or interest hereon which is not paid when due shall bear interest based on the three-month LIBOR rate as of the Interest Determination Date plus 0.70% (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.
     Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Note will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the “Regular Record Date”), provided that so long as this

Note is a Global Note registered in the name of DTC, its nominee or a successor Depositary, the Regular Record Date for any Interest Payment Date shall be the close of business on the Business Day immediately preceding such Interest Payment Date. Interest to be paid on the maturity date will be payable to the person to whom the principal is payable on such date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable at the maturity date) may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if this Note is a Global Note and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.
     Interest will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly interest period. The accrued interest for any period will be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor will be computed by adding the interest factor calculated for each day in the period to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) will be computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable on such date by 360.
     Interest will accrue from and including the original issuance date, to but excluding the first Interest Payment Date and then from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, or maturity date, as the case may be. If any Interest Payment Date (other than the maturity date) and interest reset date (as defined below) falls on a day that is not a Business Day, that Interest Payment Date and interest reset date will be postponed to the next day that is a Business Day. If the postponement would cause the day to fall in the next calendar month the Interest Payment Date and reset date will be the immediately preceding Business Day. If an Interest Payment Date that falls on the maturity date falls on a day that is not a Business Day, the payment will be made on the next Business Day (whether or not the postponement would cause the day to fall in the next calendar month) as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after the maturity date to the date the payment is made. “Business day” means any day other than a Saturday or Sunday or a day on which commercial banks in the State of New York are required or authorized by law or executive order to be closed, provided that, with respect to the Notes, the day is also a London business day.

     “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:
     (1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Bloomberg US0003M Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.
     (2) With respect to an Interest Determination Date on which no rate appears on Bloomberg US0003M Page, as specified in (1) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York selected by the calculation agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding interest reset date.
     “Bloomberg US0003M Page” means the display designated on page “US0003M” on Bloomberg (or such other page as may replace the US0003M page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks).
     “Interest Determination Date” means, with respect to any interest reset date, the second London business day prior to the applicable interest reset date; provided that the initial Interest Determination Date shall be May 24, 2011.
     “Interest reset date” shall have the meaning set forth in Section 205(e) of the Supplemental Indenture dated as of May 15, 2011.
     “London business day” means any day on which dealings in United States dollars are transacted in the London interbank market.

     The calculation agent will, upon the request of a Holder of the Notes, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of Notes. The Trustee will serve as the calculation agent until such time as the Company appoints a successor calculation agent.
     All percentages resulting from any calculation of the interest rate with respect to the Notes will be rounded, if necessary to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).
     This Note is one of a duly authorized series of Securities of the Company, designated as the “2011 Series C Floating Rate Notes due 2013” (the “Notes”), initially limited to an aggregate principal amount of $300,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes, and except as further provided in the Indenture), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented through and including the Supplemental Indenture dated as of May 15, 2011 (together, as amended, supplemented or modified, the “Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     This Note will mature on June 3, 2013 and is not subject to redemption prior to maturity. This Note is not entitled to the benefits of a sinking fund and is not subject to repurchase at the option of the holder.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Notes, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture. The Indenture also contains provisions permitting (i) the registered Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
     The Notes are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. The Notes so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of a different authorized denomination, as requested by the registered Holder surrendering the same.

     As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this Note on or after the respective due dates expressed herein.
     Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

DTE ENERGY COMPANY
By:
Name:
Title:

Date: May 26, 2011
Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee
By
Authorized Signatory

Date: May 26, 2011

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Other Identifying Number of Assignee)

(Please print or type name and address, including zip code of assignee)
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.
Dated:________________________
NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.

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